Exhibit 99.1

CBTX, Inc. Reports Second Quarter Financial Results

Houston, Texas, July 25, 2019 -- CBTX, Inc. ,or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas N.A., or the Bank, today announced net income of $14.3 million, or $0.57 per diluted share, for the quarter ended June 30, 2019, compared to $10.5 million, or $0.42 per diluted share, for the quarter ended March 31, 2019 and $11.0 million, or $0.44 per diluted share, for the quarter ended June 30, 2018.

“We are pleased that the first half of 2019 gave us record profitability, solid loan growth, and strong credit quality,” said Robert Franklin, Jr., Chairman, Chief Executive Officer, and President of the Company. “Our dedicated team continues to work to build our business one quality relationship at a time,” he added. “For the rest of 2019, we will continue to focus on our goals and stay disciplined to our process which we feel drives shareholder value.”

“We continue to see good opportunities throughout our markets: Houston, East Texas, and Dallas,” said Franklin. “Although pricing in our markets continues to be challenging on both the loan and deposit sides, we believe that our strong discipline and relationship-driven approach gives us the ability to win new business while maintaining a solid net interest margin.”

Franklin further noted, “Our markets remain favorable and we look for that to continue through the remainder of the year. We are cautious about 2020 given the intensity of the political climate going into the presidential election along with downward pressure on interest rates, but we feel well positioned to weather the effects of either on our future.”

Highlights

•	Loans increased to $2.6 billion at June 30, 2019, compared to $2.5 billion at March 31, 2019 and $2.4 billion at June 30, 2018.
•	Net interest margin on a tax equivalent basis was 4.53% for the quarter ended June 30, 2019, compared to 4.56% for the first quarter of 2019 and 4.43% for the second quarter of 2018.
•

The cost of interest-bearing deposits remains low at 1.01% for the three months ended June 30, 2019, compared to 0.94% for the three months ended March 31, 2019 and 0.58% for the three months ended June 30, 2018.

•	Noninterest income was $7.3 million for the second quarter of 2019, including a gain of $3.3 million recorded related to bank-owned life insurance.
•	Nonperforming assets remain low relative to total assets at 0.10% at June 30, 2019 compared to 0.09% of total assets at March 31, 2019 and 0.16% of total assets at June 30, 2018.

Operating Results

Net Interest Income

Net interest income was $34.3 million for the second quarter of 2019, compared to $33.3 million for the first quarter of 2019 and $30.9 million for the second quarter of 2018.  The increase in net interest income in the second quarter of 2019 from the first quarter of 2019 was primarily due to higher average loans and the impact of one additional day in the second quarter of 2019 compared the first quarter of 2019, partially offset by higher average Federal Home Loan Bank, or FHLB,  advances and repurchase agreements.

The increase in net interest income in the second quarter of 2019 from the second quarter of 2018 was primarily due to higher average loans, higher average yields on loans and higher yields on federal funds sold and other interest-earning assets, partially offset by the impact of higher rates on interest-bearing deposits and increased average FHLB advances and repurchase agreements.

Provision for Loan Losses

Provision for loan loss was $807,000 for the second quarter of 2019, compared to $1.1 million for the first quarter of 2019 and $690,000  for the second quarter of 2018.

The allowance for loan losses was $25.3 million, or 0.96% of total loans, at June 30, 2019, compared to $24.6 million, or 0.97% of total loans, at March 31, 2019, and $25.7 million, or 1.07% of total loans, at June 30, 2018.

Noninterest Income

Noninterest income was $7.3 million for the second quarter of 2019,  $3.5 million for the first quarter of 2019 and $3.5 million for the second quarter of 2018. During the second quarter of 2019, the Company received nontaxable death benefit proceeds of $4.7 million under bank-owned life insurance policies and recorded a gain of $3.3 million over the carrying value.

Noninterest Expense

Noninterest expense was $23.4 million for the second quarter of 2019,  $22.6 million for the first quarter of 2019 and $20.0 million for the second quarter of 2018.  Noninterest expense increased $818,000 during the second quarter of 2019 compared to the first quarter of 2019 primarily due to an increase in salaries and employee benefits resulting from increased headcount and increased legal fees included in professional and director fees The Bank incurred legal fees of $1.4 million in the second quarter of 2019 compared to $1.1 million in the first quarter of 2019.

Noninterest expense increased  $3.4 million in the second quarter of 2019 compared to the second quarter of 2018. Salaries and benefits increased $1.7 million resulting from annual salary increases in 2019 and increased stock compensation expense due to grants of restricted stock during the current quarter. Professional and director fees increased due to legal fees noted above.

Income Taxes

Income tax expense was $3.1 million for the second quarter of 2019,  $2.6 million for the first quarter of 2019 and $2.6 million for the second quarter of 2018.

The effective tax rates were 17.69% for the second quarter of 2019,  19.86% for the first quarter of 2019 and 19.28% for the second quarter of 2018.  The decrease in the effective tax rate for the second quarter of 2019 was due to the non-taxable gain related to bank-owned life insurance.

Balance Sheet Highlights:

Loans

Loans, excluding loans held for sale, were $2.6 billion at June 30, 2019,  $2.5 billion at March 31, 2019 and $2.4 billion at June 30, 2018.  Loans, excluding loans held for sale, increased 9.9%  during the twelve months ended June 30, 2019 due to organic growth.

Asset Quality

Nonperforming assets remain low relative to total assets at $3.3 million, or 0.10% of total assets, at June 30, 2019,  $3.0 million, or 0.09% of total assets, at March 31, 2019 and $4.9 million, or 0.16% of total assets at June 30, 2018.

Annualized net charge-offs to average loans were 0.02% for the second quarter of 2019, 0.03% for the first quarter of 2019 and 0.05%  for the second quarter of 2018.

Deposits and Borrowings

Total deposits were $2.7 billion at June 30, 2019 and $2.8 billion at March 31, 2019 and $2.6 billion at June 30, 2018. Deposits increased 6.9%  during the twelve months ended June 30, 2019 due to normal fluctuations in customer activities.

We define total borrowings as the total of repurchase agreements, FHLB advances and notes payable. Total borrowings were $90.8 million, $1.6 million and $51.4 million at June 30, 2019, March 31, 2019 and June 30, 2018,  respectively.  Borrowings increased during the three months ended June 30, 2019 due to short-term liquidity needs.

Capital

At June 30, 2019,  the Company remained well capitalized under bank regulatory requirements.

Our ratio of tangible equity to tangible assets was 12.96% at June 30, 2019, 12.89% at March 31, 2019 and 12.41% at June 30, 2018.  Tangible equity to tangible assets is a non-GAAP financial measure.  The most directly comparable GAAP financial measure of tangible equity to tangible assets is total shareholders’ equity to total assets, which was 15.18% at June 30, 2019,  15.19% at March 31, 2019 and 14.87% at June 30, 2018.  See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to United States. generally accepted accounting principles, or GAAP, and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain additional non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This press release contains certain non-GAAP financial measures including “tangible book value”, “tangible book value per common share,” “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.4  billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,”

“expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; avoid or address interruptions or breaches in the Company’s information system security; address the costs and effects of regulatory or other government inquiries, the results of regulatory examinations, investigations or reviews or the ability to obtain the required regulatory approvals; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Profitability:
Net income	$14,315	$10,490	$14,112	$13,023	$11,042	$24,805	$20,154
Basic earnings per share	$0.57	$0.42	$0.57	$0.52	$0.44	$1.00	$0.81
Diluted earnings per share	$0.57	$0.42	$0.56	$0.52	$0.44	$0.99	$0.81

Return on average assets (1)	1.72%	1.30%	1.71%	1.62%	1.44%	1.52%	1.32%
Return on average shareholders' equity (1)	11.30%	8.59%	11.66%	11.02%	9.66%	9.97%	8.94%
Net interest margin- tax equivalent (1)	4.53%	4.56%	4.42%	4.31%	4.43%	4.55%	4.33%
Efficiency ratio (2)	56.25%	61.34%	58.67%	56.96%	58.20%	58.64%	60.34%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	15.18%	15.19%	14.87%	14.79%	14.87%	15.18%	14.87%
Tangible equity to tangible assets (3)	12.96%	12.89%	12.56%	12.40%	12.41%	12.96%	12.41%
Common equity tier 1 capital ratio	14.71%	14.53%	14.71%	14.29%	14.08%	14.71%	14.08%
Tier 1 risk-based capital ratio	14.71%	14.53%	14.76%	14.53%	12.87%	14.71%	12.87%
Total risk-based capital ratio	15.59%	15.41%	15.63%	15.44%	14.32%	15.59%	14.32%
Tier 1 leverage ratio	13.12%	13.02%	12.74%	12.84%	15.29%	13.12%	15.29%

Other Data:
Weighted average common shares outstanding- Basic	24,921	24,910	24,886	24,859	24,858	24,916	24,845
Weighted average common shares outstanding- Diluted	25,042	25,054	25,046	25,060	24,997	25,047	24,977
Common shares outstanding at period end	24,923	24,918	24,907	24,859	24,859	24,923	24,859
Dividends per share	$0.10	$0.10	$0.05	$0.05	$0.05	$0.20	$0.10
Book value per share	$20.59	$20.01	$19.58	$18.98	$18.55	$20.59	$18.55
Tangible book value per share (3)	$17.13	$16.54	$16.10	$15.48	$15.04	$17.13	$15.04
Employees - full-time equivalents	508	494	495	489	488	508	488

(1)Annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Loans, excluding loans held for sale	$2,642,289	$2,544,709	$2,446,823	$2,463,197	$2,404,132
Allowance for loan losses	(25,342)	(24,643)	(23,693)	(24,486)	(25,746)
Loans, net	2,616,947	2,520,066	2,423,130	2,438,711	2,378,386

Cash and equivalents	266,776	276,515	382,070	281,640	245,265
Securities	232,601	228,684	229,964	222,493	230,393
Premises and equipment, net	51,346	51,453	51,622	52,032	52,607
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	5,318	5,538	5,775	6,038	6,276
Loans held for sale	1,408	852	-	384	560
Operating lease right-to-use asset	12,355	12,879	-	-	-
Other assets	111,805	106,525	105,585	108,205	106,323
Total assets	$3,379,506	$3,283,462	$3,279,096	$3,190,453	$3,100,760

Noninterest-bearing deposits	$1,201,287	$1,229,172	$1,183,058	$1,144,985	$1,114,155
Interest-bearing deposits	1,537,620	1,521,827	1,583,224	1,545,095	1,447,119
Total deposits	2,738,907	2,750,999	2,766,282	2,690,080	2,561,274

Repurchase agreements	805	1,600	2,498	1,351	1,448
Federal Home Loan Bank advances	90,000	-	-	-	50,000
Junior subordinated debt	-	-	1,571	6,726	6,726
Operating lease liabilities	14,806	15,134	-	-	-
Other liabilities	21,830	17,076	21,120	20,445	20,117
Total liabilities	2,866,348	2,784,809	2,791,471	2,718,602	2,639,565

Shareholders' equity	513,158	498,653	487,625	471,851	461,195
Total liabilities and shareholders' equity	$3,379,506	$3,283,462	$3,279,096	$3,190,453	$3,100,760

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Interest income
Interest and fees on loans	$35,608	$33,793	$33,427	$31,513	$30,493	$69,401	$58,955
Securities	1,519	1,557	1,542	1,535	1,507	3,076	2,943
Federal Funds and other interest-earning assets	1,359	1,483	1,696	1,404	936	2,842	1,930
Equity investments	163	152	217	213	191	315	384
Total interest income	38,649	36,985	36,882	34,665	33,127	75,634	64,212
Interest expense
Deposits	3,822	3,584	3,551	2,961	2,126	7,406	4,074
FHLB advances and repurchase agreements	524	65	1	62	13	589	14
Note payable and junior subordinated debt	4	8	110	116	112	12	209
Total interest expense	4,350	3,657	3,662	3,139	2,251	8,007	4,297
Net interest income	34,299	33,328	33,220	31,526	30,876	67,627	59,915
Provision (recapture) for loan losses	807	1,147	(2,169)	(1,142)	690	1,954	1,555
Net interest income after provision (recapture) for loan losses	33,492	32,181	35,389	32,668	30,186	65,673	58,360
Noninterest income
Deposit account service charges	1,657	1,629	1,709	1,597	1,497	3,286	2,975
Net gain (loss) on sale of assets	69	88	168	152	210	157	340
Card interchange fees	941	864	921	922	971	1,805	1,898
Earnings on bank-owned life insurance	3,721	430	456	443	465	4,151	916
Other	915	482	605	412	363	1,397	738
Total noninterest income	7,303	3,493	3,859	3,526	3,506	10,796	6,867
Noninterest expense
Salaries and employee benefits	14,185	13,822	13,834	12,499	12,496	28,007	25,191
Net occupancy expense	2,338	2,267	2,268	2,428	2,433	4,605	4,698
Regulatory fees	446	464	507	488	513	910	1,058
Data processing	661	714	664	664	666	1,375	1,349
Software	425	440	408	400	403	865	768
Printing, stationery and office	327	353	303	291	303	680	567
Amortization of intangibles	225	232	237	245	248	457	503
Professional and director fees	2,282	2,091	1,123	809	686	4,373	1,605
Correspondent bank and customer related transaction expenses	66	65	64	66	68	131	135
Loan processing costs	124	95	153	102	75	219	193
Advertising, marketing and business development	532	440	406	437	475	972	981
Repossessed real estate and other asset expense	—	—	7	3	5		62
Security and protection expense	367	323	317	346	311	690	613
Telephone and communications	456	378	408	342	394	834	780
Other expenses	969	901	1,057	844	936	1,870	1,793
Total noninterest expense	23,403	22,585	21,756	19,964	20,012	45,988	40,296
Net income before income tax expense	17,392	13,089	17,492	16,230	13,680	30,481	24,931
Income tax expense	3,077	2,599	3,380	3,207	2,638	5,676	4,777
Net income	$14,315	$10,490	$14,112	$13,023	$11,042	$24,805	$20,154

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	6/30/2019			3/31/2019			6/30/2018
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,591,928	$35,608	5.51%	$2,500,788	$33,793	5.48%	$2,375,253	$30,493	5.15%
Securities	233,339	1,519	2.61%	231,650	1,557	2.73%	228,262	1,507	2.65%
Federal funds sold and other interest-earning assets	219,639	1,359	2.48%	239,281	1,483	2.51%	201,906	936	1.86%
Equity investments	15,218	163	4.32%	12,285	152	5.02%	14,823	191	5.17%
Total interest-earning assets	3,060,124	$38,649	5.07%	2,984,004	$36,985	5.03%	2,820,244	$33,127	4.71%
Allowance for loan losses	(24,829)			(24,016)			(25,392)
Noninterest-earnings assets	299,234			302,915			288,416
Total assets	$3,334,529			$3,262,903			$3,083,268
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,514,697	$3,822	1.01%	$1,544,039	$3,584	0.94%	$1,478,016	$2,126	0.58%
FHLB advances and repurchase agreements	83,899	524	2.51%	11,578	65	2.28%	3,738	13	1.39%
Note payable and junior subordinated debt	—	4	-	365	8	8.89%	10,826	112	4.15%
Total interest-bearing liabilities	1,598,596	$4,350	1.09%	1,555,982	$3,657	0.95%	1,492,580	$2,251	0.60%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,194,645			1,177,086			1,111,736
Other liabilities	32,991			34,634			20,441
Total noninterest-bearing liabilities	1,227,636			1,211,720			1,132,177
Shareholders’ equity	508,297			495,201			458,511
Total liabilities and shareholders’ equity	$3,334,529			$3,262,903			$3,083,268
Net interest income		$34,299			$33,328			$30,876
Net interest spread (3)			3.98%			4.08%			4.11%
Net interest margin (4)			4.50%			4.53%			4.39%
Net interest margin—tax equivalent (5)			4.53%			4.56%			4.43%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $258,000,  $255,000 and $267,000  for the quarter ended June 30, 2019,  March 31, 2019 and June 30, 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Six Months Ended June 30,
	2019			2018
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,546,610	$69,401	5.50%	$2,347,512	$58,955	5.06%
Securities	232,499	3,076	2.67%	226,008	2,943	2.63%
Federal funds sold and other interest-earning assets	229,405	2,842	2.50%	227,172	1,930	1.71%
Equity investments	13,537	315	4.69%	14,763	384	5.26%
Total interest-earning assets	3,022,051	$75,634	5.05%	2,815,455	$64,212	4.60%
Allowance for loan losses	(24,426)			(25,131)
Noninterest-earnings assets	301,065			287,764
Total assets	$3,298,690			$3,078,088
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,529,283	$7,406	0.98%	$1,484,777	$4,074	0.55%
FHLB advances and repurchase agreements	47,939	589	2.48%	2,585	14	1.09%
Note payable and junior subordinated debt	—	12	—	10,826	209	3.89%
Total interest-bearing liabilities	1,577,222	$8,007	1.02%	1,498,188	$4,297	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,185,919			1,104,451
Other liabilities	33,764			20,801
Total noninterest-bearing liabilities	1,219,683			1,125,252
Shareholders’ equity	501,785			454,648
Total liabilities and shareholders’ equity	$3,298,690			$3,078,088
Net interest income		$67,627			$59,915
Net interest spread (3)			4.03%			4.02%
Net interest margin (4)			4.51%			4.29%
Net interest margin—tax equivalent (5)			4.55%			4.33%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $513,000 and $537,000 for the six months ended June 30, 2019 and June 30, 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis (Unaudited)

(In thousands)

	Three Months Ended June 30, 2019 Compared to
	Three Months Ended March 31, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Days	Total
Interest-earning assets:
Total loans	$1,245	$194	$376	$1,815
Securities	11	(66)	17	(38)
Federal funds sold and other interest-earning assets	(123)	(17)	16	(124)
Equity investments	37	(28)	2	11
Total increase in interest income	1,170	83	411	1,664
Interest-bearing liabilities:
Interest-bearing deposits	(69)	267	40	238
FHLB advances and repurchase agreements	487	(29)	1	459
Note payable and junior subordinated debt	(4)	—	—	(4)
Total increase in interest expense	414	238	41	693
Increase (decrease) in net interest income	$756	$(155)	$370	$971

	Three Months Ended June 30, 2019, Compared to
	Three Months Ended June 30, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Total loans	$2,782	$2,333	$5,115
Securities	34	(22)	12
Federal funds sold and other interest-earning assets	82	341	423
Equity investments	5	(33)	(28)
Total increase in interest income	2,903	2,619	5,522
Interest-bearing liabilities:
Interest-bearing deposits	53	1,643	1,696
FHLB advances and repurchase agreements	441	70	511
Note payable and junior subordinated debt	(108)	—	(108)
Total increase in interest expense	386	1,713	2,099
Increase in net interest income	$2,517	$906	$3,423

	Six Months Ended June 30, 2019, Compared to
	Six Months Ended June 30, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Total loans	$5,000	$5,446	$10,446
Securities	85	48	133
Federal funds sold and other interest-earning assets	19	893	912
Equity investments	(32)	(37)	(69)
Total increase in interest income	5,072	6,350	11,422
Interest-bearing liabilities:
Interest-bearing deposits	122	3,210	3,332
FHLB advances and repurchase agreements	494	81	575
Note payable and junior subordinated debt	(197)	—	(197)
Total increase in interest expense	419	3,291	3,710
Increase in net interest income	$4,653	$3,059	$7,712

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.51%	5.48%	5.37%	5.20%	5.15%
Securities	2.61%	2.73%	2.70%	2.64%	2.65%
Federal funds sold and other interest-earning assets	2.48%	2.51%	2.30%	2.04%	1.86%
Equity investments	4.32%	5.02%	5.79%	5.01%	5.17%
Total interest-earning assets	5.07%	5.03%	4.87%	4.70%	4.71%

Interest-bearing liabilities:
Interest-bearing deposits	1.01%	0.94%	0.89%	0.77%	0.58%
FHLB advances and repurchase agreements	2.51%	2.28%	0.21%	1.94%	1.39%
Note payable and junior subordinated debt	-	8.89%	4.45%	4.25%	4.15%
Total interest-bearing liabilities	1.09%	0.95%	0.91%	0.80%	0.60%

Net interest spread (1)	3.98%	4.08%	3.96%	3.90%	4.11%
Net interest margin (2)	4.50%	4.53%	4.39%	4.28%	4.39%
Net interest margin—tax equivalent (3)	4.53%	4.56%	4.42%	4.31%	4.43%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,591,928	$2,500,788	$2,468,415	$2,404,491	$2,375,253
Securities	233,339	231,650	226,882	230,592	228,262
Federal funds sold and other interest-earning assets	219,639	239,281	293,299	272,739	201,906
Equity investments	15,218	12,285	14,789	16,799	14,823
Total interest-earning assets	3,060,124	2,984,004	3,003,385	2,924,621	2,820,244
Allowance for loan losses	(24,829)	(24,016)	(24,305)	(25,689)	(25,392)
Noninterest-earnings assets	299,234	302,915	295,236	292,598	288,416
Total assets	$3,334,529	$3,262,903	$3,274,316	$3,191,530	$3,083,268

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,514,697	$1,544,039	$1,578,146	$1,530,077	$1,478,016
FHLB advances and repurchase agreements	83,899	11,578	1,925	12,657	3,738
Note payable and junior subordinated debt	—	365	9,817	10,826	10,826
Total interest-bearing liabilities	1,598,596	1,555,982	1,589,888	1,553,560	1,492,580
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,194,645	1,177,086	1,181,035	1,145,516	1,111,736
Other liabilities	32,991	34,634	23,083	23,600	20,441
Total noninterest-bearing liabilities	1,227,636	1,211,720	1,204,118	1,169,116	1,132,177
Shareholders’ equity	508,297	495,201	480,310	468,854	458,511
Total liabilities and shareholders’ equity	$3,334,529	$3,262,903	$3,274,316	$3,191,530	$3,083,268

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$540,084	20.4%	$559,882	21.9%	$519,779	21.2%	$569,334	23.1%	$565,850	23.5%
Real estate:
Commercial real estate	854,513	32.2%	811,742	31.8%	795,733	32.4%	776,439	31.4%	780,224	32.4%
Construction and development	559,672	21.1%	572,861	22.5%	515,533	21.0%	487,289	19.7%	449,390	18.6%
1-4 family residential	281,525	10.6%	281,502	11.0%	282,011	11.5%	288,737	11.7%	279,227	11.6%
Multi-family residential	298,887	11.3%	213,582	8.4%	221,194	9.0%	236,907	9.6%	229,609	9.5%
Consumer	39,803	1.5%	39,072	1.5%	39,421	1.6%	39,807	1.6%	41,833	1.7%
Agricultural	9,923	0.4%	8,915	0.4%	11,076	0.5%	11,609	0.5%	10,951	0.5%
Other	65,471	2.5%	64,215	2.5%	68,382	2.8%	59,484	2.4%	53,376	2.2%
Gross loans	2,649,878	100.0%	2,551,771	100.0%	2,453,129	100.0%	2,469,606	100.0%	2,410,460	100.0%
Less deferred fees and unearned discount	(6,181)		(6,210)		(6,306)		(6,025)		(5,768)
Less allowance for loan losses	(25,342)		(24,643)		(23,693)		(24,486)		(25,746)
Less loans held for sale	(1,408)		(852)		—		(384)		(560)
Loans, net	$2,616,947		$2,520,066		$2,423,130		$2,438,711		$2,378,386

Deposits:
Interest-bearing demand accounts	$351,326	12.8%	$352,623	12.8%	$387,457	14.0%	$367,120	13.6%	$342,890	13.4%
Money market accounts	717,883	26.2%	695,968	25.3%	737,770	26.7%	722,382	26.9%	650,747	25.4%
Savings accounts	91,828	3.4%	96,251	3.5%	96,962	3.5%	94,344	3.5%	97,576	3.8%
Certificates and other time deposits, $100,000 or greater	189,741	6.9%	181,507	6.6%	189,007	6.8%	182,552	6.8%	164,464	6.4%
Certificates and other time deposits, less than $100,000	186,842	6.8%	195,478	7.1%	172,028	6.2%	178,697	6.6%	191,442	7.5%
Total interest-bearing deposits	1,537,620	56.1%	1,521,827	55.3%	1,583,224	57.2%	1,545,095	57.4%	1,447,119	56.5%
Noninterest-bearing deposits	1,201,287	43.9%	1,229,172	44.7%	1,183,058	42.8%	1,144,985	42.6%	1,114,155	43.5%
Total deposits	$2,738,907	100.0%	$2,750,999	100.0%	$2,766,282	100.0%	$2,690,080	100.0%	$2,561,274	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$1,795	$1,390	$1,317	$2,161	$1,734
Real estate:
Commercial real estate	850	862	1,517	2,751	2,092
Construction and development	—	—	—	13	225
1-4 family residential	624	635	656	677	738
Multi-family residential	—	—	—	—	—
Consumer	—	47	—	—	4
Agricultural	—	—	—	—	—
Nonaccrual loans	3,269	2,934	3,490	5,602	4,793
Accruing loans 90 or more days past due	9	—	—	—	—
Total nonperforming loans	3,278	2,934	3,490	5,602	4,793
Foreclosed assets:
Real estate	36	—	12	175	—
Other	—	41	—	—	137
Total foreclosed assets	36	41	12	175	137
Total nonperforming assets	$3,314	$2,975	$3,502	$5,777	$4,930

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,792	$8,416	$7,719	$8,763	$7,648
Real estate:
Commercial real estate	7,371	6,784	6,730	6,913	10,930
Construction and development	4,579	4,700	4,298	3,606	3,335
1-4 family residential	2,236	2,249	2,281	2,454	1,404
Multi-family residential	2,178	1,457	1,511	1,630	1,479
Consumer	458	357	387	394	479
Agricultural	73	50	62	71	66
Other	655	630	705	655	405
Total allowance for loan losses	$25,342	$24,643	$23,693	$24,486	$25,746

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.10%	0.09%	0.11%	0.18%	0.16%
Nonperforming loans to total loans	0.12%	0.12%	0.14%	0.23%	0.20%
Allowance for loan losses to nonperforming loans	773.09%	839.91%	678.88%	437.09%	537.16%
Allowance for loan losses to total loans	0.96%	0.97%	0.97%	0.99%	1.07%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$24,643	$23,693	$24,486	$25,746	$25,349

Provision (recapture) for loan losses	807	1,147	(2,169)	(1,142)	690

Net (charge-offs) recoveries
Commercial and industrial	22	(206)	1,521	(114)	(301)
Real estate:
Commercial real estate	2	2	(156)	(3)	5
Construction and development	—	—	(1)	—	—
1-4 family residential	(11)	1	—	4	—
Consumer	(78)	6	1	(4)	3
Agricultural	—	—	10	—	—
Other	(43)	—	1	(1)	—
Total net (charge-offs) recoveries	(108)	(197)	1,376	(118)	(293)

Allowance for loan losses at end of period	$25,342	$24,643	$23,693	$24,486	$25,746

Net charge-offs (recoveries) to average loans(1)	0.02%	0.03%	(0.22%)	0.02%	0.05%

(1)Annualized.

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Tangible Equity
Total shareholders’ equity	$513,158	$498,653	$487,625	$471,851	$461,195
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,318	5,538	5,775	6,038	6,276
Tangible equity	$426,890	$412,165	$400,900	$384,863	$373,969
Tangible Assets
Total assets	$3,379,506	$3,283,462	$3,279,096	$3,190,453	$3,100,760
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,318	5,538	5,775	6,038	6,276
Tangible assets	$3,293,238	$3,196,974	$3,192,371	$3,103,465	$3,013,534

Common shares outstanding	24,923	24,918	24,907	24,859	24,859

Book value per share	$20.59	$20.01	$19.58	$18.98	$18.55
Tangible book value per share	$17.13	$16.54	$16.10	$15.48	$15.04
Total shareholders’ equity to total assets	15.18%	15.19%	14.87%	14.80%	14.87%
Tangible equity to tangible assets	12.96%	12.89%	12.56%	12.40%	12.41%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com